As filed with the Securities and Exchange Commission on October 19, 2005
                                                                                                                                                                                       Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________________
STELLENT, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	41-1652566
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7500 Flying Cloud Drive, Suite 500	55344
Eden Prairie, Minnesota	(Zip Code)
(Address of principal executive offices)
Stellent, Inc. 2005 Equity Incentive Plan
(Full title of the plan)
Gregg A. Waldon
Executive Vice President, Chief Executive Officer, Secretary and Treasurer
7500 Flying Cloud Drive, Suite 500
Eden Prairie, Minnesota 55344
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (952) 903-2000
______________________
Copy to:
Kris Sharpe
Gordon S. Weber
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000
CALCULATION OF REGISTRATION FEE

				Proposed
		Proposed		Maximum
	Amount	Maximum		Aggregate	Amount of
Title of Each Class of Securities to	To Be	Offering		Offering	Registration
Be registered	Registered (1)	Price Per Share (2)		Price (2)	Fee
Common Stock, $.01 par value, issuable pursuant to:
Stellent Inc. 2005 Equity Incentive Plan
Shares Reserved for Future Grants	3,096,000	$8.79	(3)	$27,213,840	$3,204
Shares Subject to Currently Outstanding Options (4)	6,173,867	$8.79	(3)	$54,268,291	$6,388
Shares Issuable Upon Exercise of Currently Outstanding Options	104,000	$8.253	(5)	$858,312	$102

(1)	This Registration Statement will also cover any additional shares of common stock that become issuable under the Stellent, Inc. 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Computed in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933. This computation is based on the average of the high and low prices as reported on the Nasdaq National Market on October 11, 2005.

(4)	Consists of shares of common stock currently issuable upon exercise of outstanding awards under the Stellent, Inc. 1994-1997 Stock Option Plan, Stellent, Inc. 1997 Director Stock Option Plan, Stellent, Inc. 1999 Employee Stock Option and Compensation Plan, Stellent, Inc. 2000 Stock Incentive Plan and Stellent, Inc. 2000 Employee Stock Incentive Plan. These plans currently remain outstanding, and any shares of common stock issued under these awards will be issued from the shares of common stock reserved for these plans. However, if any of the outstanding awards relating to these plans terminate unexercised, then the shares of common stock subject to those terminated awards will be available for issuance under the Stellent, Inc. 2005 Equity Incentive Plan; therefore, those shares of common stock are included in this registration statement.

(5)	Computed in accordance with Rule 457(h) under the Securities Act of 1933. This computation is based on the weighted average per share exercise price of outstanding options granted under the Stellent, Inc. 2005 Equity Incentive Plan.

STELLENT, INC.
EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering 9,373,867 shares of the common stock of Stellent, Inc. (the “Company”) to be issued pursuant to the Company’s 2005 Equity Incentive Plan. 6,173,867 of these shares of common stock consist of shares of common stock currently issuable upon exercise of outstanding awards under the Stellent, Inc. 1994-1997 Stock Option Plan, Stellent, Inc. 1997 Director Stock Option Plan, Stellent, Inc. 1999 Employee Stock Option and Compensation Plan, Stellent, Inc. 2000 Stock Incentive Plan and Stellent, Inc. 2000 Employee Stock Incentive Plan. These plans currently remain outstanding, and any shares of common stock issued under these awards will be issued from the shares of common stock reserved for these plans. However, if any of the outstanding awards relating to these plans terminate unexercised, then the shares of common stock subject to those terminated awards will be available for issuance under the Stellent, Inc. 2005 Equity Incentive Plan; therefore, those shares of common stock are included in this registration statement.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     The following documents of the Company filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, are, as of their respective dates, incorporated herein by reference and made a part hereof:
     (1) The Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2005 (which incorporates by reference certain portions of the Company’s definitive proxy statement for its 2005 Annual Meeting of Shareholders) filed pursuant to Section 15(d) of the Securities Exchange Act of 1934;
     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (1) above; and
     (3) The description of the Company’s common stock that is contained in the Registration Statement on Form 8-A (Registration No. 033-36390-C) dated November 12, 1999 under the Securities Exchange Act of 1934 and all amendments and reports filed for the purpose of updating the description.
     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the shares of common stock offered have been sold or that deregisters all shares of the common stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of these documents.
     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6. Indemnification of Directors and Officers.
     The Company is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his official capacity against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person complained of in the proceeding, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation’s board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.
     The Company also maintains a director and officer insurance policy to cover the Company, its directors and its officers against certain liabilities.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
Exhibit

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 29, 2001).

4.2	Bylaws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, File No. 333-75828, filed on December 21, 2001).

4.3	Share Rights Agreement between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent, dated as of May 29, 2002 (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form 8-A 12G, File No. 000-19817, filed June 3, 2002).

5	Opinion of Faegre & Benson LLP, counsel for the Company.

10.1	Stellent, Inc. 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit A of the Company’s Definitive Proxy Statement on Schedule 14A, filed on July 5, 2005).

10.2	Form of Non-Statutory Stock Option Agreement – Employee under the Stellent, Inc. 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 14, 2005).

10.3	Form of Non-Statutory Stock Option Agreement – Executive Employee under the Stellent, Inc. 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on October 14, 2005).

10.4	Form of Non-Statutory Stock Option Agreement – Director under the Stellent, Inc. 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on October 14, 2005).

10.5	Form of Incentive Stock Option Agreement — Employee under the Stellent, Inc. 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on October 14, 2005).

10.6	Form of Incentive Stock Option Agreement – Executive Employee under the Stellent, Inc. 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on October 14, 2005).

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement).

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24	Powers of Attorney (included with signatures to this Registration Statement).
Item 9. Undertakings.
A.	The Company hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;
provided further, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on October 19, 2005.

STELLENT, INC.

By	/s/ Gregg A. Waldon

Gregg A. Waldon
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary
POWERS OF ATTORNEY
     Each of the undersigned hereby appoints Robert F. Olson and Gregg A. Waldon, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, representing a majority of the Board of Directors, in the capacities indicated on October 19, 2005.

Signature	Title

/s/ Robert F. Olson Robert F. Olson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ Gregg A. Waldon Gregg A. Waldon	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth H. Holec Kenneth H. Holec	Director

/s/ Alan B. Menkes Alan B. Menkes	Director

/s/ Philip E. Soran Philip E. Soran	Director

/s/ Raymond A. Tucker Raymond A. Tucker	Director

/s/ Steven C. Waldron Steven C. Waldron	Director

INDEX TO EXHIBITS
Exhibit

4.1	Amended and Restated Articles of Incorporation of the Company	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 29, 2001

4.2	Bylaws of the Company	Incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, File No. 333-75828, filed on December 21, 2001

4.3	Share Rights Agreement between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent, dated as of May 29, 2002	Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form 8-A 12G, File No. 000-19817, filed June 3, 2002.

5	Opinion of Faegre & Benson LLP, counsel for the Company	Electronically Filed

10.1	Stellent, Inc. 2005 Equity Incentive Plan	Incorporated herein by reference to Exhibit A of the Company’s Definitive Proxy Statement on Schedule 14A, filed on July 5, 2005

10.2	Form of Non-Statutory Stock Option Agreement – Employee under the Stellent, Inc. 2005 Equity Incentive Plan	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 14, 2005

10.3	Form of Non-Statutory Stock Option Agreement – Executive Employee under the Stellent, Inc. 2005 Equity Incentive Plan	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on October 14, 2005

10.4	Form of Non-Statutory Stock Option Agreement – Director under the Stellent, Inc. 2005 Equity Incentive Plan	Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on October 14, 2005

10.5	Form of Incentive Stock Option Agreement – Employee under the Stellent, Inc. 2005 Equity Incentive Plan	Incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on October 14, 2005

10.6	Form of Incentive Stock Option Agreement – Executive Employee under the Stellent, Inc. 2005 Equity Incentive Plan	Incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on October 14, 2005

23.1	Consent of Faegre & Benson LLP	Included in Exhibit 5 to this Registration Statement

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm	Electronically Filed

24	Powers of Attorney	Included with signatures to this Registration Statement